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                                                                     EXHIBIT 3.1


                           CERTIFICATE OF FORMATION

                                      OF

                       SOUTHERN ENERGY MID-ATLANTIC, LLC

1.  The name of the limited liability company is:

                       Southern Energy Mid-Atlantic, LLC

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Southern Energy Mid-Atlantic, LLC this 12th day of July, 2000.


                                          /s/ Benjamin L. Israel
                                          -----------------------------
                                          Benjamin L. Israel, Organizer
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              Certificate of Amendment to Certificate of Formation

                                       of
                        SOUTHERN ENERGY MID-ATLANTIC, LLC

                           ---------------------------

         It is hereby certified that:

         1. The name of the limited liability company (hereinafter called the "limited liability company") is SOUTHERN ENERGY MID-ATLANTIC, LLC

         2. The certificate of formation of the limited liability company is hereby amended by striking out Article Second thereof and by substituting in lieu of said Article the following new Article Second.

         The address of the registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its Registered Agent is Corporation Service Company.

Executed on

     /s/ John O'Neal
     ------------------------------
     John O'Neal, Authorized Person
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             Certificate of Amendment of Certificate of Formation

                                      of

                       Southern Energy Mid-Atlantic, LLC

          It is hereby certified that:

          1. The name of the limited liability company (hereinafter called the "limited liability company") is Southern Energy Mid-Atlantic, LLC.

          2. The certificate of formation of the limited liability company (hereinafter called "the certificate") is hereby amended by striking out the Articles pertaining to the name of the limited liability company and the management thereof and by substituting in lieu of said Articles the following new Articles:

               "The name of the limited liability company is Mirant Mid-Atlantic, LLC."

               "The management of the limited liability company shall be as provided in the limited liability company agreement thereof."

          3. The name of the limited liability company that appears in the heading of the certificate shall be replaced with the new name of the limited liability company as stated in 2. above.

          The effective time of the amendments herein certified shall be 5:00 p.m. on January 19, 2001.


Executed on January 17, 2001


        /s/ Michael L. Smith
        --------------------------------
        Michael L. Smith, Vice President